Exhibit 99.5

Notice of Grant of Stock Option--Non Employee Director Initial Grant--2002 Stock
                                 Incentive Plan




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                                                                   INITIAL GRANT

                       LIGAND PHARMACEUTICALS INCORPORATED

                    NOTICE OF GRANT OF NON-EMPLOYEE DIRECTOR
                             AUTOMATIC STOCK OPTION

     Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Ligand Pharmaceuticals Incorporated (the "Corporation"):

     OPTIONEE:
     --------   --------------------------------------------------------------

     GRANT DATE:
     ----------   ------------------------------------------------------------

     GRANT NUMBER:
     ------------   ----------------------------------------------------------

     NUMBER OF OPTION SHARES:                           shares of Common Stock
     -----------------------   -------------------------

     EXERCISE PRICE:  $                                              per share
     --------------    ---------------------------------------------

     EXPIRATION DATE:
     ---------------   -------------------------------------------------------

     TYPE OF OPTION:  Non-Statutory Stock Option

     EXERCISE SCHEDULE: The Option shall become exercisable for all the Option Shares upon Optionee's completion of one year of service as a member of the Corporation's Board of Directors (the "Board") measured from the Grant Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Board service.

     Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the automatic option grant program under the Ligand Pharmaceuticals Incorporated 2002 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Automatic Stock Option Agreement attached hereto as EXHIBIT A. Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as EXHIBIT B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

     NO IMPAIRMENT OF RIGHTS. Nothing in this Notice or the attached Automatic Stock Option Agreement or in the Plan shall interfere with or otherwise restrict in any way the rights of the Corporation and the Corporation's stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

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     DEFINITIONS. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Automatic Stock Option Agreement.

DATED:  _________________, _______


                     LIGAND PHARMACEUTICALS INCORPORATED
                     By:
                                  -----------------------------------------

                     Title:
                                  -----------------------------------------

                                    ---------------------------------------
                     OPTIONEE

                     Address:
                                    ---------------------------------------

                                    ---------------------------------------


ATTACHMENTS
EXHIBIT A - AUTOMATIC STOCK OPTION AGREEMENT
EXHIBIT B - PLAN SUMMARY AND PROSPECTUS



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                                    EXHIBIT A

                        AUTOMATIC STOCK OPTION AGREEMENT




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                                    EXHIBIT B

                           PLAN SUMMARY AND PROSPECTUS